UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

MULIANG VIAGOO TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-201360	90-1137640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2498 Wanfeng Highway, Lane 181, Fengjing Town, Jinshan District Shanghai, China 201501
(Address of principal executive offices)

(86) 21-67355092
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in the quarterly report on Form 10-Q and annual report on Form 10-K of Muliang Viagoo Technology, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 17, 2021 and April 15, 2021, respectively, Company’s wholly-owned subsidiary Shanghai Zongbao Environmental Construction Co., Ltd. (“Shanghai Zongbao”) commenced as sale of its land and production facility with Shanghai Jinshan People’s Court (the “Court”), in order to satisfy its debt obligations due to Agricultural Bank of China and Shanghai Zhongta Construction and Engineering Co., Ltd. (the “Creditors”). On June 16, 2021, the Court completed the sale and paid off all remaining debt due to the Creditors. As a result of the sale, Agricultural Bank of China received RMB 35,632,193.36, Shanghai Zhongta Construction and Engineering Co., Ltd. received RMB 26,000,000 and Shanghai Zongbao received the remaining RMB 7,921,902.28. The Company believes the sales proceeds will improve Company’s cash position and plans to use the proceeds for general working capital needs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Muliang Viagoo Technology, Inc.

Date: June 17, 2021	By:	/s/ Lirong Wang
	Name:	Lirong Wang
	Title:	Chief Executive Officer

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